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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                    13-3692801
----------------------------------------      ---------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)


       390 Greenwich Street
        New York, New York                                   10013
---------------------------------------        --------------------------------
Address of principal executive offices)                     (Zip Code)

If this form relates to the registration    If this form relates to the registration
of a class of securities pursuant to        of a class of securities pursuant to
Section 12(b) of the Exchange Act and is    Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction   effective pursuant to General Instruction
A. (c), please check the following          A. (d), please check the following
box. [x]                                    box. [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------
 7,500,000 TIERS(R)Principal-Protected
 Minimum Return Trust Certificates,                  American Stock Exchange
 Series DJIA 2003-1 with a principal
 amount of $75,000,000
 (the "Certificates")

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----








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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-1, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated December 19, 2002, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

                  1.       Certificate of Incorporation of Structured
Products Corp. is set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3.       Form of Corporate Trust Agreement is set forth as
Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                  5. Form of the Preliminary Prospectus Supplement dated on or about December 19, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-1, which was filed with the Securities and Exchange Commission on or about December 19, 2002, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      STRUCTURED PRODUCTS CORP.


Date: January 23, 2003            By: /s/ Matthew R. Mayers
                                     -------------------------
                                          Matthew R. Mayers
                                          Authorized Signatory











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